Exhibit 99.1

authID Reports Financial and Operating Results for the Second Quarter Ended June 30, 2024

DENVER, Aug. 08, 2024 (GLOBE NEWSWIRE) -- authID® (Nasdaq: AUID) (“authID”), a leading provider of secure identity verification and authentication solutions, today reported financial and operating results for the second quarter and six months ended June 30, 2024.

Second Quarter 2024 vs. Second Quarter 2023 Financial Summary

●	Total revenue for the quarter increased to $0.28 million, compared to $0.04 million a year ago.

●	Operating expenses were $3.6 million, compared to $2.8 million a year ago.

●	Net loss from continuing operations was $3.3 million, or $0.34 per share, compared to a net loss of $10.9 million, or $2.16 per share a year ago.

●	Remaining Performance Obligation (“RPO”) was $4.24 million, compared to $0.40 million a year ago.

“We are pleased to announce significant progress in our year-on-year revenue growth and the signing of contracts with strategic partners and enterprise customers,” said Rhon Daguro, Chief Executive Officer. “Our Q2 collaborations with DataVisor, FinClusive, Syntrove, and other partners evidence the market demand for our solutions and our commitment to delivering unparalleled identity assurance that helps organizations confidently combat today’s sophisticated cyber threats. Our recently completed direct offering will help us expand our market reach and accelerate the evolution of our next-gen biometric solutions, ultimately leading to increased growth and value creation for shareholders.”

Recent Business and Operational Highlights

●	On August 8, 2024, the Company announced its OEM agreement with DataVisor, the world’s leading AI-powered fraud and risk prevention platform. The companies will integrate their platforms to deliver a compelling risk toolset that streamlines account onboarding of good customers and stops cybercriminals from performing account takeovers and seizing assets, while delivering the fastest, frictionless, and most accurate user identity experience.

●	On July 31, 2024, the Company announced its partnership with KaiaSoft, a provider of scalable and reliable SaaS applications, that expands the availability of authID’s biometric capabilities to KaiaSoft clients across America and Europe. The first joint customer is a cannabis ecommerce platform, where authID’s solutions will deliver trusted identity and age verification to protect against identity fraud and account takeovers caused by phishing attacks, deepfakes, and compromised credentials.

●	On July 18, 2024, the Company announced its partnership with FinClusive, a global provider of comprehensive financial crimes compliance (FCC) and digital identity tools. The partnership combines authID's biometric services with FinClusive's Compliance-as-a-Service (CaaS) platform to help combat the rapidly escalating threat of financial crimes, identity fraud, malicious, AI-driven deepfakes and other related vulnerabilities.

●	On June 25, 2024, the Company announced the closing of its $11 million registered direct offering of common stock, with net proceeds of approximately $10 million after expenses.

●	On June 18, 2024, the Company announced its OEM agreement with Syntrove, a leading consulting and professional services firm specializing in providing risk, data, delivery and technology expertise. The partners are working to launch services to secure workforce identity with their first joint customer from the gaming industry.

●	Through its direct sales team and channel partners, the Company signed new enterprise customers across various market segments including gaming, cannabis, financial compliance, gift card processing and universal basic income assistance.

Financial Results for the Second Quarter Ended June 30, 2024

Total revenue for the three months ended June 30, 2024, was $0.28 million compared to $0.04 million for the comparable period in 2023. For the six months ended June 30, 2024, total revenue was $0.44 million compared to $0.07 million in the comparable period of 2023.

Operating expenses for the three months ended June 30, 2024, were $3.6 million compared with $2.8 million for the comparable period in 2023. For the six-month period in 2024, operating expenses were $6.9 million compared with $3.8 million for the comparable period in 2023. The increase is primarily due to a one-time 2023 event, representing an approximately $3.4 million reversal of stock-based compensation in Q1 2023 on stock awards with market vesting conditions resulting from Q1 2023 terminations.

Loss from continuing operations for the three months ended June 30, 2024, was $3.3 million, of which non-cash charges were $0.8 million, compared with a loss of $10.9 million, of which non-cash charges were $9.2 million, for the comparable period in 2023. For the six-month period in 2024, the loss was $6.3 million, including $1.6 million in non-cash and one-time severance charges. This compares to a loss of $12.7 million for the comparable period in 2023, which included $8.8 million in non-cash and one-time severance charges, with approximately $7.5 million related to the exchange of convertible notes for common stock.

Net loss per share from continuing operations for the three months ended June 30, 2024, improved to $0.34 compared with a loss per share of $2.16 for the comparable period in 2023. For the six months ended June 30, 2024, loss per share improved to $0.67, compared with a loss per share of $3.09 for the comparable period in 2023.

Remaining Performance Obligation (“RPO”) as of June 30, 2024, was $4.24 million, of which $0.24 million is held as deferred revenue and $4.0 million is related to other non-cancellable contracted amounts, compared to $0.4 million as of June 30, 2023. The Company expects approximately one-third of the RPO to be recognized as revenue over the next twelve months ending June 30, 2025, based on contractual commitments and expected usage patterns.

Adjusted EBITDA was $(2.5) million for the quarter ended June 30, 2024, compared with $(1.7) million for the comparable period in 2023. For the six months ended June 30, 2024, Adjusted EBITDA was $(4.9) million compared with $(3.9) million for the comparable period in 2023. The increase in Adjusted EBITDA loss is primarily due to the re-investment in identity-domain experts across sales, engineering and customer service following the early 2023 restructuring. Please refer to Table 1 for reconciliation of net loss to Adjusted EBITDA (a non-GAAP measure).

The gross amount of Booked Annual Recurring Revenue or bARR, as defined below, signed in the second quarter of 2024 increased to $0.6 million and the net amount of bARR increased to $0.4 million compared to $0.2 million of gross and net bARR signed in the comparable period in 2023. The Q2 bARR is comprised of $0.35 million in Committed Annual Recurring Revenue (cARR) and $0.27 million in estimated Usage Above Commitments (UAC). The gross amount of bARR signed in the second quarter of 2024 increased $0.5 million over the bARR of $0.1 million signed in the first quarter of 2024.

Revenue Guidance for 2024

Building on YTD 2024 revenue of $0.4 million, the Company confirms its revenue guidance for the full fiscal year ending December 31, 2024 is in the range of $1.4 million to $1.6 million.

Conference Call

In conjunction with this announcement, authID will host a conference call on August 8, 2024, at 5:30 p.m. ET / 2:30 p.m. PT with the Company’s Chief Executive Officer, Rhon Daguro and Chief Financial Officer, Ed Sellitto. To join the webcast, investors and analysts will need to register here. Please note that the webcast will use the Zoom Events platform. During the call, attendees will be invited to ask questions live or through the Q&A option in the Zoom Meeting portal. A replay of the event and a copy of the presentation will also be available for 90 days at authID’s Investor Relations Events.

About authID Inc.

authID (Nasdaq: AUID) ensures cyber-savvy enterprises “Know Who’s Behind the Device™” for every customer or employee login and transaction through its easy-to-integrate, patented, biometric identity platform. authID quickly and accurately verifies a user’s identity and eliminates any assumption of ‘who’ is behind a device to prevent cybercriminals from compromising account openings or taking over accounts. Combining secure digital onboarding, FIDO2 passwordless login, and biometric authentication and account recovery, with a fast, accurate, user-friendly experience, authID delivers biometric identity processing in 700ms. Binding a biometric root of trust for each user to their account, authID stops fraud at onboarding, detects and stops deepfakes, eliminates password risks and costs, and provides the fastest, frictionless, and the more accurate user identity experience demanded by today’s digital ecosystem. Discover more at www.authID.ai.

Investor Relations Contacts

Ed Sellitto
Chief Financial Officer
Investor-Relations@authid.ai

Gateway Group, Inc.
Cody Slach and Alex Thompson
1-949-574-3860
AUID@gateway-grp.com

Forward-Looking Statements

This Press Release includes “forward-looking statements.” All statements other than statements of historical facts included herein, including, without limitation, those regarding the future results of operations, the revenue guidance for 2024, booked Annual Recurring Revenue (bARR) (and its components cARR and UAC), Annual Recurring Revenue (ARR), cash flow, cash position and financial position, business strategy, plans and objectives of management for future operations of both authID Inc. and its business partners, are forward-looking statements. Such forward-looking statements are based on a number of assumptions regarding authID’s present and future business strategies, and the environment in which authID expects to operate in the future, which assumptions may or may not be fulfilled in practice. Actual results may vary materially from the results anticipated by these forward-looking statements as a result of a variety of risk factors, including the Company’s ability to attract and retain customers; successful implementation of the services to be provided under new customer contracts; the Company’s ability to compete effectively; changes in laws, regulations and practices; changes in domestic and international economic and political conditions, the as yet uncertain impact of the wars in Ukraine and the Middle East, inflationary pressures, changes in interest rates, and others. See the Company’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2023 filed at www.sec.gov and other documents filed with the SEC for other risk factors which investors should consider. These forward-looking statements speak only as to the date of this release and cannot be relied upon as a guide to future performance. authID expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release to reflect any changes in its expectations with regard thereto or any change in events, conditions, or circumstances on which any statement is based.

Non-GAAP Financial Information

The Company provides certain non-GAAP financial measures in this statement. These non-GAAP key business indicators, which include Adjusted EBITDA, bARR and ARR should not be considered replacements for and should be read in conjunction with the GAAP financial measures.

Management believes that Adjusted EBITDA, when viewed with our results under GAAP and the accompanying reconciliations, provides useful information about our period-over-period results. Adjusted EBITDA is presented because management believes it provides additional information with respect to the performance of our fundamental business activities and is also frequently used by securities analysts, investors, and other interested parties in the evaluation of comparable companies. We also rely on Adjusted EBITDA as a primary measure to review and assess the operating performance of our company and our management.

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net loss adjusted to exclude: (1) interest expense and debt discount and debt issuance costs amortization expense, (2) interest income, (3) provision for income taxes, (4) depreciation and amortization, (5) stock-based compensation expense (stock options) and (6) loss on debt extinguishment, and conversion expense on exchange of Convertible Notes and certain other items management believes affect the comparability of operating results. Please see Table 1 below for a reconciliation of Adjusted EBITDA – continuing operations to net loss – continuing operations, the most directly comparable financial measure calculated and presented in accordance with GAAP.

TABLE 1

Reconciliation of Loss from Continuing Operations to Adjusted EBITDA Continuing Operations.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Loss from continuing operations	$(3,261,241)	$(10,900,320)	$(6,318,818)	$(12,681,946)

Addback:

Interest expense, net	10,369	282,109	23,507	1,082,182
Other income	(73,957)	(1,160)	(182,877)	(1,160)
Loss on debt extinguishment	-	380,741	-	380,741
Conversion expense	-	7,476,000	-	7,476,000
Severance cost	8,638	17,917	14,251	828,958
Depreciation and amortization	44,004	76,019	87,412	152,036
Non-cash recruiting fees	-	(54,000)	-	438,000
Taxes	-	3,255	-	3,255
Stock compensation	725,704	1,055,690	1,448,675	(1,542,902)
Adjusted EBITDA continuing operations (Non-GAAP)	$(2,546,483)	(1,663,749)	(4,927,850)	(3,864,836)

Management believes that bARR and ARR, when viewed with our results under GAAP, provides useful information about the direction of future growth trends of the Company’s revenues. We also rely on bARR as one of a number of primary measures to review and assess the sales performance of our Company and our management team in connection with our executive compensation. The Company defines Booked Annual Recurring Revenue or bARR, as the amount of annual recurring revenue represented by the estimated amounts of annual recurring revenue we believe will be earned under such contracted orders, looking out eighteen months from the date of signing of each customer contract. This estimate is comprised of two components (1) Committed Annual Recurring Revenue (cARR), which represents the minimum amounts that customers are contractually committed to pay each year over the life of the contract and (2) Usage Above Commitments (UAC), which represents our estimate of the rate of annual recurring revenue arising from actual usage of our services above the contractual minimums, that we believe the Customer will achieve after 18 months. The net amount of bARR reflects the deduction of the bARR of contracts previously included in reported bARR, which were subject to attrition during the quarter. The gross amount of bARR signed in the second quarter of 2024 was $0.6 million and net amount of bARR was $0.4 million compared to $0.2 million of gross and net bARR signed in the second quarter of 2023. The Q2 bARR is comprised of $0.35 million in Committed Annual Recurring Revenue (cARR) and $0.27 million in estimated Usage Above Commitments (UAC).

The company defines Annual Recurring Revenue or ARR, as the amount of recurring revenue recognized during the last three months of the relevant period as determined in accordance with GAAP, multiplied by four. The amount of ARR as of June 30, 2024 increased to $1.12 million, as compared to $0.14 million of ARR as of June 30, 2023.

bARR may be distinguished from ARR, as bARR does not take specifically into account the time to implement any contract for authID’s services, nor for any ramp in adoption, or seasonality of usage of our biometric products but is based on the assumption that 18 months after signing these matters will have been generally resolved. Furthermore, bARR is based on estimates of future revenues under particular contracts, whereas ARR, whilst also forward looking, is based on historical revenues recognized in accordance with GAAP during the relevant period. bARR and ARR have limitations as analytical tools, and you should not consider them in isolation from, or as a substitute for, analysis of our results as reported under GAAP. Some of these limitations are:

●	bARR & ARR should not be considered as predictors of future revenues but only as indicators of the direction in which revenues may be trending. Actual revenue results in the future as determined in accordance with GAAP may be significantly different to the amounts indicated as bARR or ARR at any time.

●	bARR and ARR are to be considered “forward looking statements” and subject to the same risks, as other such statements (see note on “Forward Looking Statements” below).

●	bARR & ARR only include revenues from sale of our biometric products and not other revenues.

●	bARR & ARR do not include amounts we consider as non-recurring revenues (for example one-off implementation fees).

authID INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenues, net	280,438	37,142	437,816	74,998

Operating Expenses:
General and administrative	2,169,160	2,016,908	4,231,521	2,839,662
Research and development	1,392,103	703,590	2,597,071	824,228
Depreciation and amortization	44,004	76,019	87,412	152,036
Total operating expenses	3,605,267	2,796,517	6,916,004	3,815,926

Loss from continuing operations	(3,324,829)	(2,759,375)	(6,478,188)	(3,740,928)

Other Income (Expense):
Interest expense, net	(10,369)	(282,109)	(23,507)	(1,082,182)
Interest income	73,957	1,160	182,877	1,160
Loss on debt extinguishment	-	(380,741)	-	(380,741)
Conversion expense	-	(7,476,000)	-	(7,476,000)
Other income (expense), net	63,588	(8,137,690)	159,370	(8,937,763)

Loss from continuing operations before income taxes	(3,261,241)	(10,897,065)	(6,318,818)	(12,678,691)
Income tax expense	-	(3,255)	-	(3,255)
Loss from continuing operations	(3,261,241)	(10,900,320)	(6,318,818)	(12,681,946)

Gain from discontinued operations	-	5,694	-	3,439
Gain on sale of discontinued operations	-	216,069	-	216,069
Total gain from discontinued operations	-	221,763	-	219,508
Net loss	$(3,261,241)	$(10,678,557)	$(6,318,818)	$(12,462,438)

Net Loss Per Share - Basic and Diluted
Continuing operations	$(0.34)	$(2.16)	$(0.67)	$(3.09)
Discontinued operations	-	$0.04	-	$0.05
Weighted Average Shares Outstanding - Basic and Diluted:	9,501,691	5,046,514	9,475,956	4,108,372

authID INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current Assets:
Cash	$14,407,393	$10,177,099
Accounts receivable, net	192,667	91,277
Deferred contract costs	156,735	157,300
Other current assets, net	771,755	476,004
Contract assets	201,610	-
Total current assets	15,730,160	10,901,680

Intangible Assets, net	255,171	327,001
Goodwill	4,183,232	4,183,232
Total assets	$20,168,563	$15,411,913

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$998,040	$1,408,965
Deferred revenue	243,772	131,628
Commission liability	46,612	124,150
Accrued severance liability	325,000	-
Convertible debt, net	232,654	-
Total current liabilities	1,846,078	1,664,743
Non-current Liabilities:
Convertible debt, net	-	224,424
Accrued severance liability	-	325,000
Total liabilities	$1,846,078	$2,214,167

Commitments and Contingencies (Note 7)

Stockholders’ Equity:
Common stock, $0.0001 par value, 150,000,000 and 250,000,000 shares authorized; 10,920,851 and 9,450,220 shares issued and outstanding as of June 30, 2024 and December 31, 2023 respectively	1,092	945
Additional paid in capital	184,164,638	172,714,712
Accumulated deficit	(165,849,353)	(159,530,535)
Accumulated comprehensive income	6,108	12,624
Total stockholders’ equity	18,322,485	13,197,746
Total liabilities and stockholders’ equity	$20,168,563	$15,411,913